                          --SCHEDULE 14A TEMPLATE--
===============================================================================

                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          HAMPTON ROADS BANKSHARES, INC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                         HAMPTON ROADS BANKSHARES, INC.
                                201 Volvo Parkway
                           Chesapeake, Virginia 23320

                  NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
                  ---------------------------------------------

                            To be Held April 23, 2002

To Our Shareholders:

          NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders of Hampton Roads Bankshares, Inc. (the "Company") will be held at the Company's Portsmouth Boulevard branch office located at 4108 Portsmouth Blvd., Chesapeake, Virginia 23321, on April 23, 2002, at 5:30 p.m., for the following purposes:

          1. To consider and vote upon the election of three incumbent directors to serve a three year term and until their successors are duly elected and qualify.

          2. To consider and vote upon the ratification of the appointment of KPMG LLP as independent auditors for the 2002 fiscal year.

          3. To transact such other business as may properly come before the meeting.

          Shareholders of record at the close of business on March 4, 2002, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

          The Board of Directors unanimously recommends that shareholders vote FOR approval of each of the above items.

                                    By Order of the Board of Directors,

                                    /s/ Tiffany K. Glenn
                                    --------------------

                                    Tiffany K. Glenn
                                    Secretary of the Board

                                    March 15, 2002



IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE BY APRIL 8, 2002. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOULSY SIGNED AND RETURNED YOUR PROXY.

                         HAMPTON ROADS BANKSHARES, INC.
                                201 Volvo Parkway
                           Chesapeake, Virginia 23320

                                 PROXY STATEMENT

         This Proxy Statement is furnished to the shareholders of Hampton Roads Bankshares, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at its 2002 Annual Meeting of Shareholders to be held on April 23, 2002, at the time and place set forth in the accompanying Notice of 2002 Annual Meeting of Shareholders and at any adjournment thereof (the "Annual Meeting"). This Proxy Statement and the enclosed Proxy are being mailed to the shareholders of the Company on or about March 15, 2002.

Use and Revocation of Proxies

         If the enclosed Proxy is properly executed and returned in time for voting at the Annual Meeting, the shares represented thereby will be voted in accordance with such instructions. If no instructions are given in a returned, executed Proxy, the Proxy will be voted in favor of the two matters for consideration at the Annual Meeting, and in the discretion of the proxy holders as to any other matters which may properly come before the meeting. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting, unless otherwise revoked.

         Execution of a Proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a Proxy but for any reason desires to revoke it may do so at any time before the Proxy is exercised by filing with the Secretary of the Company an instrument revoking it or a duly exercised Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

         The Company will bear its own expenses incident to soliciting proxies. Directors, officers, and employees of the Company, acting without commission or other special compensation, may solicit proxies in person, by telephone or by mail.

Shareholders Entitled to Vote and Vote Required

         Only holders of record of Company Common Stock at the close of business on March 4, 2002 (the "Record Date") are entitled to vote at the Annual Meeting. On the Record Date, there were 7,476,490 shares of Company Common Stock, par value $0.625 per share, outstanding and entitled to vote. Each share of outstanding Common Stock is entitled to one vote on all matters presented at the Annual Meeting. A majority of the outstanding shares of Common Stock, present in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Directors are elected by a plurality of the votes cast. The affirmative vote of a majority of votes cast by Company shareholders is required to ratify the appointment of auditors.

         Although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customer) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining whether such proposals have been approved and therefore have no effect.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS
                        OF HAMPTON ROADS BANKSHARES, INC.

Nominees for Election

         The Company's Articles of Incorporation provide that the Company will have no less than eight and no more than eighteen members of the Board of Directors. The Articles of Incorporation also divide the Company's Board of Directors into three classes as nearly equal in number as possible. Members of each class are elected for a term of three years and until their successors are elected and qualified. The Company's Bylaws require all directors to be shareholders of the Company and require a majority of directors to be citizens of Virginia. Three persons, Robert H. Powell III, Bobby L. Ralph, and Emil A. Viola, have been nominated by the Company Board to serve as directors until the 2005 Annual Meeting of Shareholders, and until their successors have been elected and duly qualified. Henry P. Barham, DDS, a director whose term expires at the Annual Meeting, has decided not to stand for re-election. Accordingly, after the Annual Meeting, the Company will have ten members of its Board of Directors.

         Proxies received from Company shareholders will be voted for the election of such nominees unless marked to the contrary. A shareholder of the Company who desires to withhold voting of the proxy for all or one or more nominees may so indicate on his or her proxy. All of the nominees are currently members of the Company's Board of Directors and all have consented to be named and have indicated their intent to serve if elected. If any nominee becomes unable to serve, an event which is not anticipated, the proxy will be voted for a substitute nominee to be designated by the Company's Board of Directors, or the number of directors will be reduced. The Company Board does not have a separate Nominating Committee, and the Board does not actively solicit shareholder nominations for directors. Shareholder nominations for directors can be submitted, however, provided such nominations comply with the notice and disclosure requirements set forth in the Company's Articles of Incorporation.

         The name, age, and principal occupation during the past five years of each nominee and director of the Company are set forth in the chart below.

        Name                      Age                         Principal Occupation                       Director Since (1)
Warren L. Aleck                   60     Consultant; President, Earl's Markets from 1976 to 1989                1987
Term Expires 2003

Robert G. Bagley                  71     Senior Vice President, Bank of Hampton Roads from 1991 until           1987
Term Expires 2003                        present

Jack W. Gibson                    51     President and Chief Executive Officer, Bank of Hampton Roads           1987
Term Expires 2003                        from 1987 until present

Durwood S. Curling                68     Retired; Executive Director, Southeastern Public Service               1987
Term Expires 2004                        Authority of Virginia

Herman A. Hall, III               53     Secretary/Treasurer, Hall Farms, Inc.                                  1987
Term Expires 2004

W. Lewis Witt                     59     Owner-President, Inner-View, Ltd.                                      1992
Term Expires 2004

William J. Hearring               61     President, Hearndon Construction Corporation                           1999
Term Expires 2004

Henry P. Barham, DDS              70     Retired; Family Dentistry Practice                                     1990
Term Expires 2002

Robert H. Powell, III             60     Attorney at Law, Kaufman & Canoles, P.C.                               1990
Term Expires 2002                        Dec. 99 to present; Attorney at Law, Williams, Kelly & Greer,
                                         1968 to Nov. 99

Bobby L. Ralph                    62     Director of Social Services, City of Suffolk                           1997
Term Expires 2002

Emil A. Viola                     67     President, Vico Construction Corporation                               1987
Term Expires 2002

(1) At the 2001 Annual Meeting of Bank of Hampton Roads (the "Bank"), the shareholders of the Bank approved a Plan of Reorganization pursuant to which each share of Bank Common Stock was exchanged for a share of the Company's Common Stock and the Bank became a wholly owned banking subsidiary of the Company ("Plan of Reorganization"). The effective date of the Plan of Reorganization was July 1, 2001. Prior to the effective date of the Plan of Reorganization, the director-nominees served on the Board of Directors of the Bank. Since the effective date of the Plan of Reorganization, the director-nominees have served on the Company's Board of Directors and have continued to serve on the Bank's Board of Directors. The dates set forth above indicate the dates on which the director-nominees first served on the Bank's Board or Directors.

              BENEFICIAL OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                    AND PRINCIPAL SHAREHOLDERS OF THE COMPANY

          The following table sets forth for (1) each director-nominee, director and named officer of the Company, and (2) all director-nominees, directors, executive officers, and named officer of the Company as a group: (i) the number of shares of Company Common Stock beneficially owned on March 4, 2002, and (ii) such person's or group's percentage ownership of outstanding shares of Company Common Stock on such date. Except as set forth below, the Company is not aware of any shareholder that beneficially owns 5% or more of the outstanding shares of Company Common Stock. All of the Company's directors and executive officers receive mail at the Company's principal executive office at 201 Volvo Parkway, Chesapeake, Virginia 23320.

                                                                       Number of Shares           Percent of
Name                                                                  Beneficially Owned      Outstanding Shares
----                                                                  ------------------      ------------------
Directors:
     Warren L. Aleck                                                  117,379.80 (1)              1.56%
     Robert G. Bagley                                                 205,990.11 (2)              2.70%
     Jack W. Gibson                                                   349,996.11 (3)              4.52%
     Durwood S. Curling                                                89,501.66 (4)              1.19%
     Herman A. Hall, III                                              159,870.07 (5)              2.12%
     W. Lewis Witt                                                     81,997.24 (6)              1.09%
     William J. Hearring                                               86,143.02 (7)              1.15%
     Henry P. Barham, DDS                                              81,572.75 (8)              1.08%
     Robert H. Powell, III                                             93,714.68 (9)              1.25%
     Bobby L. Ralph                                                    19,729.89 (10)             0.26%
     Emil A. Viola                                                    287,921.93 (11)             3.82%

Non-Director Named Officer (not included above):
M. Ann Wright                                                          17,889.43 (12)             0.24%

Directors, Nominees, Executive Officers, and named officer as a     1,695,671.72                 20.31%
group (17 persons):

____________________
(1)  Includes 50,545 options to purchase shares, 21,202.45 shares owned by Helen
     G. Aleck (wife) and 7,668.96 shares owned jointly by Warren L. Aleck and Helen G. Aleck.

(2) Includes 154,062 options to purchase shares, 8,182.44 shares held in the Company's 401(k) Profit Sharing Plan and Trust, 799.05 shares owned by Peggy P. Bagley (wife), and 33,946.95 shares owned jointly by Robert G. Bagley and Peggy P. Bagley.

(3) Includes 264,449 options to purchase shares, 10,079.11 shares held in the Company's 401(k) Profit Sharing Plan and Trust, 5,474.49 shares owned by Charlotte M. Gibson (daughter),

     3,719.30 shares owned by M. Joyce Gibson (wife), 3,225.24 shares owned by Jacqueline A. Gibson (daughter), and 23,217.13 shares held in an IRA for Jack W. Gibson.

(4) Includes 42,732 options to purchase shares, 20,377.00 shares owned by Virginia S. Curling (wife), 6,360.20 shares held in an IRA for Durwood S. Curling, and 3,428.46 shares held in an IRA for Virginia S. Curling.

(5) Includes 50,450 options to purchase shares, 21,071.92 shares owned by Herman A. Hall, IV (son), 21,071.92 shares owned by Robert S. Hall (son), and 55,134.54 shares held in an IRA for Herman A. Hall, III.

(6)  Includes 35,927 options to purchase shares, 419.46 shares owned jointly by
     W. Lewis Witt and Judith W. Witt (wife), 1,485.63 shares held in an IRA for
     W. Lewis Witt, 5,351.54 shares held in an IRA for Judith W. Witt, 62.80 shares owned by Inner-View, Ltd., a company owned by W. Lewis Witt, and 35,552.52 shares held by Inner-View, Ltd. in a profit sharing plan for W. Lewis Witt.

(7) Includes 16,306 options to purchase shares, 7,782.25 shares held in an IRA for William J. Hearring, and 19,808.17 shares owned by Hearndon Construction Corp., Inc., a company owned by William J. Hearring.

(8) Includes 43,997 options to purchase shares and 14,642.92 shares owned by Stella R. Barham (wife).

(9)  Includes 44,304 options to purchase shares, 1,910.16 shares owned by Elayne
     P. Powell (wife), 24,270.11 shares owned jointly by Robert H. Powell and Elayne P. Powell, and 4,395.72 shares held in an IRA for Robert H. Powell.

(10) Includes 17,688 options to purchase shares.

(11) Includes 52,764 options to purchase shares, 120,663.82 shares held in an IRA for Emil A. Viola, 3,344.56 shares held in an IRA for Phyllis K. Viola
     (wife), and 1,056.57 shares owned jointly by Emil A. Viola and Phyllis K. Viola.

(12) Includes 16,976 options to purchase shares and 831.91 shares held in the Company's 401(k) Profit Sharing Plan and Trust.

Executive Officers

         The following sets forth the names, ages and business experience of the Company's Executive Officers and the date each Executive Officer became employed by the Company.

         .   Jack W. Gibson, 51, has been President, Chief Executive Officer and a director of the Company since the Company's inception in 1987.

         .   Renee' R. McKinney, 37, has been employed by the Company since its inception. She initially served as Office Manager. She was subsequently appointed Assistant Vice President in 1991, Vice President and Branch Administrator in 1993, and Senior Vice President and Branch Administrator in 1998.

         .   Stephen G. Fields, 38, began his employment with the Company in
September 1995 as Vice President and Commercial Loan Executive. He was promoted to Senior Vice President in 1998. Prior to his employment with the Company, he was an Examiner with the Federal Reserve Bank of Richmond.

         .   Tiffany K. Glenn, 32, has worked for the Company since 1993 in various positions, including accounting, stock transfers, and marketing. She was promoted to Senior Vice President, Marketing Officer and Secretary in 1999.

         .   Julie R. Anderson, 43, has been employed by the Company since 1999.
She was promoted from Vice President and Area Loan Executive to Senior Vice President and Commercial Loan Officer in April 2001. She has worked in practically all facets of the banking industry, including twenty years experience in commercial, consumer, dealer and construction lending.

         .   Gregory P. Marshall, 43, began his employment with the Company in
October 2001 as Senior Vice President and Commercial Loan Officer. Prior to joining the Company, he worked in the banking industry for twelve years with 8 years of prior experience in the certified public accounting industry.

Board and Committee Meetings

         The business of the Company is managed under the direction of the Company's Board of Directors. The Company Board generally meets twice a month to review significant developments affecting the Company and to act on matters requiring approval by the Company Board. The Company Board held 24 meetings in 2001. During 2001, each member of the Company Board participated in at least 75% of all meetings of the Company Board and at least 75% of all applicable committee meetings. Set forth below is certain information on the members and duties of the Company's various Board committees.

         The Board of Directors has established an Audit Committee, Personnel Committee, Loan Committee, Education Committee, Investment Committee, and Executive Committee. All committee meetings are scheduled by the Board of Directors as deemed necessary. Mr. Gibson serves as an ex-officio, non-voting member of all such committees except the executive committee wherein he does have voting power. Because Dr. Barham has elected not to stand for re-election as a director at the Annual Meeting, his term on the Board committees of which he currently is a member will expire at the Annual Meeting.

         The present Audit Committee consists of Durwood S. Curling, Henry P. Barham, Robert H. Powell, III, and Warren L. Aleck. Each year the Audit Committee recommends to the Board of Directors the firm of independent accountants for appointment as the independent auditor of the Company. The Committee acts as the intermediary between the Company and the independent auditor and reviews the reports of the independent auditor. The Audit Committee held two meetings in 2000. See "Audit Committee Report" below.

         The Personnel Committee consists of Emil A. Viola and W. Lewis Witt. The Committee reviews the compensation of all executive officers and makes recommendations on compensation programs to the Board of Directors. The Personnel Committee held one meeting in 2001.

         The Loan Committee consists of Robert G. Bagley, Herman A. Hall, III, Robert H. Powell, III, and Warren L. Aleck. The Committee acts to approve loan requests between scheduled meetings when necessary. The Loan Committee did not meet in 2001.

         The Education Committee consists of W. Lewis Witt, Robert G. Bagley, and William J. Hearring. The Committee reviews and approves requests from employees for education reimbursement and specialized training. The Education Committee did not meet in 2001.

         The Investment Committee consists of Henry P. Barham and Robert H. Powell, III. The Committee was established to recommend the investment vehicles to be used by the Company's 401(k) Profit Sharing Plan and Trust and to monitor the Plan's investments. The Investment Committee did not meet in 2001.

         The Executive Committee, which meets informally if necessary, consists of Emil A. Viola, Herman A. Hall, III, and Jack W. Gibson. The Committee is charged with setting the format and guidelines for the meetings of the Company's Board of Directors and the meetings of committees of the Board of Directors. The Executive Committee had one meeting in 2001.

Audit Committee Report

         The Audit Committee of the Board of Directors is composed of four non-employee directors. Each of these directors is an "independent director" as that term is defined under the NASDAQ Stock Market's listing standards. To be an independent director under this definition, a director may not be an officer or employee of the Company or have any other relationship with the Company that interferes with the exercise of independent judgment. The Audit Committee held two meetings during 2001. The Audit Committee does not have a separate Charter.

         The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility of the financial statements and the reporting process, including the system of internal controls. In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees).

The Committee discussed with the Company's internal and independent auditors the overall scope and specific plans for their respective audits.

         The Audit Committee meets with the internal and independent auditors to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The meetings also are designed to facilitate any private communications with the Committee desired by the internal auditors or independent accountants. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission (SEC). The Committee and the Board also have recommended, subject to shareholder approval, the selection of the Company's independent auditors, KPMG LLP.

                                 Warren L. Aleck
                                 Henry P. Barham
                               Durwood S. Curling
                              Robert H. Powell, III

Section 16(a) Beneficial Ownership Reporting Compliance

         Section l6(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers and persons who beneficially own more than 10% of Company Common Stock to file initial reports of ownership and reports of changes in beneficial ownership with the SEC. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its directors, officers and greater than 10% beneficial owners were complied with in 2001.

Certain Relationships and Related Transactions

         During 2001, Robert H. Powell, III, a director, was an attorney in the law firm Kaufman & Canoles, P.C., which provided legal services for the Company. The fees paid by the Company to Kaufman & Canoles, P.C. in calendar year 2001 did not exceed 5% of the law firm's gross revenues for the year.

         During 2001 some nominees, directors and executive officers of the Company, their affiliates and members of their immediate families were customers of and had loan transactions with the Company in the normal course of business and are expected to continue to have customer relationships with the Company in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons, and did not involve more than a normal risk of collectibility or present other unfavorable features. As of December 31, 2001 and 2000, loans to executive officers, directors and their affiliates amounted to $12,217,607 and $12,133,040, respectively. During 2001, additional loans and repayments of loans by executive officers, directors and their affiliates were $9,623,574 and $9,539,007, respectively. There were no loans made to directors, or to entities of which directors are material shareholders or equity owners, which were in excess of 15% of the Company's equity capital account.

Director Compensation

         During fiscal year 2001, each director of the Company received a director's fee of $550 per board meeting attended, $100 per committee meeting attended, and $100 per advisory board meeting attended. Total director, committee, and advisory board fees of $222,050 were expensed during the fiscal year ending December 31, 2001. During 2001, the Company authorized the grants of options to directors for 28,872 shares of the Company's Common Stock under its Stock Option Plan.

Directors' Deferred Compensation Agreement

         During 1997, the Company amended its Directors' Deferred Compensation Agreement to allow directors to purchase options for the Company's Common Stock where the directors' fees reduce the exercise price for shares up to 50% of an amount that represents the fair market value of the stock. The directors purchased 27,909 options in 2001 under this agreement.

Executive Compensation

         The following table sets forth, for the years ended December 31, 2001, 2000 and 1999, the annual and long-term compensation for the Company's Chief Executive Officer and other named officers whose combined salary and bonus exceeded $100,000 in 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                 Long Term
                                         Annual Compensation                    Compensation
                                --------------------------------------     ----------------------
                                                                                                          All Other
          Name and                                                         Securities Underlying        Compensation
     Principal Position         Year     Salary ($)       Bonus ($)(2)         Options (#)(2)              ($)(3)
     ------------------         ----     ----------       ------------        --------------               ------
Jack W. Gibson                  2001       255,000            57,375               24,232                   15,315
President and Chief             2000       230,000           126,500               32,370                   16,199
Executive Officer               1999       215,000           118,250               31,952                   15,521

Robert G. Bagley                2001       145,050/1/         29,250               11,474                   14,193
Senior V.P.                     2000       130,275/1/         63,250               15,293                   16,199
                                1999       125,900/1/         60,500               18,467                   15,521

M. Ann Wright                   2001       100,000            11,250                3,488                    8,826
Senior V.P.                     2000        80,000            22,000                4,485                    8,834
                                1999        75,000            20,625                4,683                    5,519

__________________

(1) Mr. Bagley's salary includes cash director fees of $15,050, $15,275 and $15,900 paid in 2001, 2000 and 1999, respectively.

(2) Bonuses and stock options are predetermined by compensation plans previously approved by the Board of Directors and shareholders of the Company.

(3) Consists of the Company's discretionary and matching contributions to the 401(K) plan made on behalf of the above officers.

     The following table provides information on stock options granted to Mr. Gibson, Mr. Bagley and Ms. Wright in 2001:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                             % of Total
                            Options       Options Granted                                               Grant Date
                                  -      to Employees in      Exercise or Base     Expiration           Present
         Name             Granted (#)       Fiscal Year         Price ($/Share)        Date            Value ($)(4)
         ----             -----------       -----------         ---------------   ---------------      ------------
 Jack W. Gibson             17,788/1/          23.66%               $8.00             12/31/11           $ 6,622
                             2,406/2/                               $7.03             12/31/11           $ 2,684
                             4,038/3/                               $4.00             01/01/11           $13,878

 Robert G. Bagley            9,068/1/          12.06%               $8.00             12/31/11           $ 3,376
                             2,406/2/                               $7.03             12/31/11           $ 2,684

 M. Ann Wright               3,488/1/           4.64%               $7.03             12/31/11           $ 3,891

________________
(1)  Options granted as part of employee incentive award.

(2)  Options granted as part of director incentive award.

(3)  Options issued under Directors' Deferred Compensation Agreement.

(4) Value of options are calculated using the Minimum Value Method with a risk-free interest rate of 4.36%, dividends of $0.25 per year, and an estimated life of seven years.

     The following table provides information concerning the value of options held as of December 31, 2001 by Mr. Gibson, Mr. Bagley, and Ms. Wright. None of these individuals exercised any options during 2001.

                          FISCAL YEAR END OPTION VALUES

                               Number of Unexercised Options at            Value of Unexercised  In-the-
                                         FY-End (#)                        Money-Options at FY-end ($)
            Name                  Exercisable/Unexercisable                Exercisable/Unexercisable(1)
            ----                  -------------------------                ----------------------------
Jack W. Gibson                            259,611/--                               $628,628/--

Robert G. Bagley                          154,062/--                               $392,086/--

M. Ann Wright                              16,976/--                               $  3,383/--

________________
(1) Based on a value of $8.00 per share for the Company's Common Stock as of December 31, 2001.

Employment Agreements

         The Company has entered into an employment agreement with Jack W. Gibson, the Company's President and Chief Executive Officer, which was renewed in 1997. Under the agreement, Mr. Gibson's salary is determined each year by the Board of Directors, but in no event will be less than $50,000. Mr. Gibson's employment agreement also provides that Mr. Gibson may receive other compensation and benefits as the Board of Directors elects to provide to all Company employees. The employment agreement between the Company and Mr. Gibson is for a five year term and is renewed automatically for additional five year terms, unless the Company notifies Mr. Gibson at the end of the fourth year of a five-year term of the Company's intention not to renew the employment agreement.

         The Company has also entered into employment agreements with seven other officers of the Company. The terms and conditions of these employment agreements are virtually the same as those of Mr. Gibson's employment agreement described above, except that there are no provisions regarding salary.

Supplemental Retirement Agreement

         The Company entered into a Supplemental Retirement Agreement with Mr. Gibson on January 1, 1993. Under this agreement, Mr. Gibson is eligible to receive an annual benefit payable in fifteen (15) installments equal to fifty percent (50%) of his Benefit Computation Base following the attainment of his Plan Retirement Date of November 9, 2015. The Benefit Computation Base is calculated as his average compensation including bonuses from the Company over the three consecutive completed calendar years just prior to the year of retirement or termination. Partial vesting began on January 1, 1998 and will continue until the Plan Retirement Date. The Company has funded this agreement with a life insurance policy which names the Company as beneficiary.

Compensation Committee Interlocks and Insider Participation

         No member of the Company's Personnel Committee was an officer or employee of the Company during 2001. During 2001, no executive officer of the Company served as a member of the Compensation Committee of another entity, nor did any executive officer of the Company serve as a director of another entity, one of whose executive officers served on the Company's Personnel Committee. All members of the Company's Personnel Committee have outstanding loans with the Company. Each of these loans was made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features. See "Certain Relationships and Related Transactions" above.

Personnel Committee Report on Executive Compensation

         The Personnel Committee assists the Board of Directors in administering the policies governing the annual compensation paid to executive officers, including the Chief Executive Officer. The goal of the Committee is to motivate executives to achieve a range of performance consistent with a business plan approved by the Board of Directors while insuring that the financial costs of current or proposed compensation and benefit programs are reasonable and consistent with industry standards and shareholders' interests. The Personnel Committee is made up of two directors who are not officers or employees of the Company.

          The Committee considers the following criteria in recommending to the Board the compensation of the Chief Executive Officer and the other executive officers of the Company:

          1. The overall financial, market and competitive performance of the Company during the fiscal year under consideration.

          2. The level of and/or increases in return on assets and return on equity without encouraging short-term profitability through unreasonable risk-taking or a deterioration of long-term asset quality.

          3. Consideration of individual as well as combined measures of progress of the Company including the quality of the loan and investment portfolio, desirable changes in capital ratios, the overall growth of the Company, the improvement in market share, the improvement in book value per share, the improvement in earnings per share, the level of non-performing loans and real estate owned, and other objectives as may be established by the Board of Directors.

          4. The State Corporation Commission and Federal Reserve Bank's CAMELS ratings.

          5. The compensation and benefit levels of comparable positions to peer group institutions within the financial services industry operating within Virginia.

          The compensation arrangements and recommendations of the Committee include a base salary component and an incentive component made up of cash and stock options.

          Mr. Gibson does not make recommendations or participate in the review of his compensation. With respect to the Company's other executive officers, the Committee considers salary and incentive recommendations prepared by the Chief Executive Officer to establish compensation. Following extensive review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for its approval.

Stock Performance Graph

         The graph below presents five-year cumulative total return comparisons through December 31, 2001, in stock price appreciation and dividends for the Company's Common Stock, the Standard & Poor's 500 Stock Index (S & P 500) and the Keefe, Bruyette & Woods 50 Total Return Index (KBW 50). Returns assume an initial investment of $100 at the market close on December 31, 1996 and reinvestment of dividends. The KBW 50 is a published industry index providing a market capitalization weighted measure of the total return of 50 money center and major regional U.S. banking companies. Values as of each year-end of the $100 initial investment are shown in the table and graph below.




                              [PERFORMANCE GRAPH]

Index                                   1996       1997      1998       1999        2000       2001
-----                                   ----       ----      ----       ----        ----       ----
Hampton Roads Bankshares, Inc.          $100       $116      $269       $177        $144       $122
KBW 50                                   100        146       158        153         184        176
S&P 500                                  100        133       172        208         189        166


Profit Sharing Plan

         The Company has a defined contribution 401(k) plan for all full-time employees who are 21 years of age and have completed one year of service. Under the plan, employees may annually contribute up to the lesser of $10,500 or 20% of their annual salary. The Company will match 25% of the employees' yearly contributions up to 10% of their annual salary. The Company may also make an additional discretionary contribution; however, contributions by the Company will not exceed the maximum amount deductible annually for federal income tax purposes. In 2001, the Company authorized a $143,381 discretionary contribution and a $38,765 matching contribution. The 2001 discretionary contribution made on behalf of the executive officers, as a group, was $30,920.

Stock Options Issued

         As of December 31, 2001, the Company had 1,016,244 stock options outstanding to employees and directors under the Company's Stock Option Plan (the "Plan"). The options, when granted, have a maximum term of ten years.

         A summary of activity in the Plan follows:

                                         Options Outstanding               Weighted-Average Exercise Price
                                         -------------------               -------------------------------
Balance at January 1, 1999                        698,454                                 $4.8323
         Granted                                  128,285                                  7.8379
         Exercised                                (51,717)                                 3.5760
                                                ---------

Balance at December 31, 1999                      775,022                                  5.4137
         Granted                                  135,639                                  6.7821
         Exercised                                (10,227)                                 4.0859
                                                ---------

Balance at December 31, 2000                      900,434                                  5.6349
         Granted                                  131,962                                  6.7670
         Exercised                                (13,250)                                 4.2826
         Expired                                   (2,902)                                 6.4426
                                                ---------

Balance at December 31, 2001                    1,016,244                                 $5.7972
                                                =========


           THE COMPANY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
                 VOTE "FOR" ALL NOMINEES PROPOSED FOR DIRECTORS.

                                  PROPOSAL TWO
                             APPOINTMENT OF AUDITORS

         The Company's Board of Directors, upon recommendation of its Audit Committee, intends to appoint KPMG LLP as the firm of independent certified public accountants to audit the Company's financial statements for the year 2002, and the Company Board desires that such appointment be ratified by the Company's shareholders at the Annual Meeting. KPMG LLP has audited the financial statements of the Company for 2001. A representative of KPMG LLP will be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires.

         On October 12, 2001, our former Certified Public Accounting firm, PricewaterhouseCoopers LLP, resigned in conjunction with the announcement that they had sold their local Virginia Beach office to KPMG LLP.
PricewaterhouseCoopers LLP, or one of its predecessor firms, has audited the financial statements of the Company since 1987.

         The reports of PricewaterhouseCoopers LLP on the financial statements of the Company for each of the past two fiscal years in the period ended December 31, 2000 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In conjunction with its audits for the two most recent fiscal years and through October 12, 2001, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such years.

         The Company engaged KPMG LLP as its new independent accountants as of October 18, 2001. The individual accountants who had performed the Company's audit in the past, had been offered positions with the local KPMG LLP office and the Company's engagement had been transferred to the local KPMG LLP office. Since the audit professionals would remain in place, the Company decided to allow the transfer of its audit engagement to take place without pursuing the services of a new Certified Public Accounting firm.

         Audit Fees. KPMG has billed the Company $14,970 for the audit of the Company's annual financial statements for 2001 with an additional $24,480 expected to be billed during 2002 to make up the entire amount of $39,450 per the contractual agreement. PricewaterhouseCoopers LLP billed the Company $2,700 during 2001 for reviews of the financial statements included in the Company's first and second quarter Forms 10-Q. KPMG LLP billed the Company $1,350 during 2001 for a review of the financial statements included in the Company's third quarter Form 10-Q.

         All Other Fees. PricewaterhouseCoopers LLP billed the Company $1,200 during 2001 for assisting the Company with the preparation of its tax return.

         THE COMPANY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
                       "FOR" THE RATIFICATION OF KPMG LLP

                                  OTHER MATTERS

         The Board of Directors does not know of any matters that will be presented for action at the Annual Meeting other than those described above or matters incident to the conduct of the Annual Meeting. If, however, any other matters not presently known to management should come before the Annual Meeting, it is intended that the shares represented by a shareholder's proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.

                    SUBMISSION OF PROPOSALS AND OTHER MATTERS
                         RELATED TO 2003 ANNUAL MEETING

         The next Annual Meeting of Shareholders will be held by the Company on or about April 22, 2003. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company's proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than November 15, 2002. The deadline for shareholders to notify the Company of non-Rule 14a-8 matters that may be raised for consideration at the next Annual Meeting and the deadline under the Company's bylaws for submission of shareholder nominations of Company directors is January 30, 2003. All such proposals and notifications should be sent to Jack
W. Gibson, President and Chief Executive Officer, at 201 Volvo Parkway, Chesapeake, Virginia 23320.

                                     GENERAL

         The Company's 2001 Annual Report to Shareholders accompanies this Proxy Statement. Upon written request, the Company will provide shareholders with a copy of its Annual Report on Form 10-K for the year ended December 31, 2001 (the "Form 10-K"), as filed with the SEC, without charge. Please direct written requests for a copy of the Form 10-K to: Cynthia A. Sabol, Senior Vice President and Chief Financial Officer, The Bank of Hampton Roads, 201 Volvo Parkway, Chesapeake, Virginia 23320.

                                            BY ORDER OF THE BOARD OF DIRECTORS
                                            OF THE COMPANY



Chesapeake, Virginia                        /s/ Tiffany K. Glenn
March 15, 2002                              ---------------------------
                                            Tiffany K. Glenn, Secretary

[LOGO]
HAMPTON ROADS
BANKSHARES
   Proxy solicited on behalf of the Board of Directors for Annual Meeting of
                    Shareholders to be held April 23, 2002.
The undersigned, having received the Annual Report to Shareholders and the accompanying Notice of Annual Meeting Of Shareholders and Proxy Statement dated March 15, 2002, hereby appoints Emil A. Viola, Jack W. Gibson and Robert G. Bagley (each with power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as directed below, all the shares of the Common Stock of Hampton Roads Bankshares, Inc. held of record by the undersigned on March 4, 2002, at the Annual Meeting of Shareholders to be held on April 23, 2002 and at any adjournment thereof.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL PROPOSALS
1. To elect the following Directors to serve for a three year term: Robert H. Powell III, Bobby L. Ralph, and Emil A. Viola.
  [_] FOR all nominees listed (except as indicated below to the contrary)
  [_] WITHHOLD AUTHORITY to vote for all nominees listed

(INSTRUCTIONS: To withhold authority to vote for any individual nominee write the nominee's name on the line provided below.)
    --------------------------------------------

2. TO RATIFY the appointment by the Board of Directors of KPMG LLP as the Company's independent auditors for the year ending December 31, 2002.
[_]  FOR    [_]  AGAINST    [_]  ABSTAIN(OVER)

3. IN THEIR DISCRETION, on such other matters as may properly come before the meeting, or, if any nominee listed in Proposal 1 above is unable to serve for any reason, to vote or refrain from voting for a substitute nominee or nominees.

   This proxy is revocable at any time prior to its exercise. This proxy, when properly executed, will be voted as directed. Where no direction is given, this proxy will be voted for Proposals 1 and 2.

   Please sign your name(s) exactly as they appear in the label below. If signer is a corporation please sign the full corporate name by duly authorized officer. If an attorney, guardian, administrator, executor, or trustee, please give full title as such. If a limited liability company or partnership, sign in limited liability company or partnership name by authorized person. If any stock is held jointly, both shareholders must sign this proxy.

Date: ______________________, 2002

Signature: ____________________________________________________________________

Printed Name: _________________________________________________________________

Signature: ____________________________________________________________________

Printed Name: _________________________________________________________________

Please complete, date, sign and return this proxy at your earliest convenience in the envelope provided. Thank you.
We plan to attend the Annual Meeting of Shareholders to be held on April 23,
2002.    YES ____  NO ____